Exhibit 99.1

Turn Therapeutics to Present at Upcoming TD Cowen and Oppenheimer Healthcare Conferences

LOS ANGELES, February 09, 2026 — Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing targeted inflammatory and immunology therapies for dermatology, today announced that Brad Burnam, Chief Executive Officer, will present at the 46th Annual TD Cowen Healthcare Conference and the 36th Annual Oppenheimer Healthcare Life Sciences Conference.

The Company will provide an update on its dermatology pipeline, including the status of the ongoing Phase 2 clinical trial evaluating GX-03, the company’s lead investigational therapy for moderate-to-severe atopic dermatitis (eczema). Management will also participate in one-on-one meetings with institutional investors.

Conference Participation:

●	36th Annual Oppenheimer Healthcare Life Sciences Conference (Virtual) Wednesday, February 25, 2026 8:00 a.m. – 8:30 a.m. Eastern Time

●	46th Annual TD Cowen Healthcare Conference in Boston, MA Monday, March 2, 2026

1:10 p.m. – 1:40 p.m. Eastern Time

Boston Marriott Copley Place, Boston, MA

A live webcast of the presentations may be accessed on the Investors section of the Turn Therapeutics website at https://ir.turntherapeutics.com/news-events/presentations. A replay of the webcasts will be available on the Turn Therapeutics website for approximately 30 days following the presentation.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company focused on developing innovative, precision therapies that target the underlying causes of inflammatory diseases with high unmet needs. Their lead investigational therapy, GX-03, is a first-in-class, non-systemic topical inhibitor currently in late-stage development for the treatment of moderate-to-severe atopic dermatitis (eczema). This therapy is designed to modulate key inflammatory pathways involved in eczema and other inflammatory dermatological conditions.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations/Media Contact:

Sasha Damouni

Damouni Group, LLC

Sasha@damounigroup.com